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EXHIBIT 15

Independent Registered Public Accounting Firm's Acknowledgement Letter

The Shareholders and Board of Directors
State Street Corporation

        We are aware of the incorporation by reference in Registration Statements (Form S-3: No. 333-132606 and Form S-8: Nos. 333-100001, 333-99989, 333-46678, 333-36793, 333-36409, 33-57359, 33-55615 and 2-68696), of our reports dated May 3, 2007, August 2, 2007 and November 1, 2007 relating to the unaudited condensed consolidated interim financial statements of State Street Corporation that are included in its Forms 10-Q for the quarters ended March 31, 2007, June 30, 2007 and September 30, 2007.

        Under Rule 436(c) of the 1933 Act, our report is not a part of the registration statements prepared or certified by accountants within the meaning of Section 7 or 11 of the 1933 Act.

Boston, Massachusetts
November 1, 2007

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Independent Registered Public Accounting Firm's Acknowledgement Letter